Exhibit 99.1

MOHAWK GROUP ANNOUNCES PRELIMINARY MAY 2020 NET REVENUE INCREASED APPROXIMATELY 105%

COMPANY NOW EXPECTS ADJUSTED EBITDA PROFITABILITY FOR SECOND QUARTER OF 2020, AHEAD OF PRIOR SCHEDULE

COMPANY RAISES FISCAL 2020 OUTLOOK

NEW YORK, June 4, 2020 -- Mohawk Group Holdings, Inc. (NASDAQ: MWK), the technology-enabled consumer products company, today announced preliminary net revenue for the month of May 2020 increased approximately 105% compared to the same period in 2019.

Following a very strong March (approximately 62% year over year growth) and April (approximately 75% year over year growth), the Company saw continued growth in demand across its product portfolio in May – driven primarily by the accelerated shift in consumer spending towards ecommerce. Based on the Company's strong performance in May, Mohawk Group now expects to achieve positive Adjusted EBITDA in the second quarter of 2020, ahead of its previous schedule.

“First, I want to recognize our team for their relentless focus on our mission of building the CPG company of the future,” said Yaniv Sarig, Co-Founder and Chief Executive Officer of Mohawk Group. “Their efforts, combined with steady improvement in our variable costs, in particular our direct-to-consumer fulfillment platform, and our pricing elasticity, have fueled margin expansion and accelerated our timetable to achieving Adjusted EBITDA profitability – a key milestone for the Company and its shareholders.  We are very excited about our upcoming product roadmap. For the remainder of 2020, the Company will continue to pursue growth and market share opportunities.”

Increased 2020 Outlook

For full year 2020, the Company now expects net revenue to be in the range of $170.0 million to $180.0 million, up from its previous guidance range of $165.0 million to $175.0 million.  In addition, the Company now expects to achieve positive Adjusted EBITDA for the three months ending June 30, 2020. As previously disclosed, the Company continues to expect positive Adjusted EBITDA for the three months ending September 30, 2020 and the three months ending December 31, 2020.

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending June 30, 2020, September 30, 2020 and December 31, 2020, respectively, due primarily to quarterly interest expense, net and stock-based compensation expense.

The net revenue information for April and May and expected positive Adjusted EBITDA and expected net loss for the second quarter 2020 are preliminary and subject to the completion of the Company’s standard procedures for the preparation and completion of its quarterly financial statements and the review of the Company’s financial statements by the Company’s independent registered public accounting firm.

Non-GAAP Financial Measure

For more information on our non-GAAP financial measure, please see the “Non-GAAP Financial Measure” section below.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. Mohawk has six owned and operated brands: hOmeLabs, Vremi, Xtava, RIF6, Holonix, and Aussie Health Co. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expected 2020 net revenue and expected Adjusted EBITDA and net loss for the second, third and fourth quarters of 2020, the statements pertaining to our April and May 2020 net revenue and Adjusted EBITDA and net loss for the second quarter which are subject to review by our external auditors in connection with the filing of our Form 10-Q for the period ending June 30, 2020, our ability to pursue growth and market share opportunities, our fulfillment capabilities and our upcoming product roadmap.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the impact of COVID-19 including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently, our business model and our technology platform, our ability to disrupt the consumer products industry, our ability to grow market share in existing and new product categories; our ability to generate profitability and shareholder value;  international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns, reliance on third party online marketplaces, seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:
Ilya Grozovsky, Mohawk Group
ilya@mohawkgp.com
917-905-1699

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200

Media Contact:
Jessica Liddell, ICR
203-682-8200
MohawkPR@icrinc.com

Non-GAAP Financial Measure

The non-GAAP financial measure referenced herein is a supplement to the corresponding financial measure prepared in accordance with U.S. GAAP. The non-GAAP financial measure referenced excludes the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. The non-GAAP financial measure has certain limitations in that it does not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider the non-GAAP financial measure in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measure referenced by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has referenced Adjusted EBITDA, a non-GAAP measure, to assist investors in understanding the Company’s core net operating results on an on-going basis. This non-GAAP financial measure may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net.  EBITDA and Adjusted EBITDA do not represent, and should not be considered as, alternatives to loss from operations or net loss, as determined under GAAP.

We reference EBITDA and Adjusted EBITDA because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA and Adjusted EBITDA are useful to investors in assessing the operating performance of our business without the effect of non-cash items.  EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our EBITDA and Adjusted EBITDA may not be comparable to similar titled measures in other organizations because other organizations may not calculate EBITDA or Adjusted EBITDA in the same manner as we do. Reference to Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that both EBITDA and Adjusted EBITDA have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

• our capital expenditures or future requirements for capital expenditures or merger and acquisitions;

•  the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

•   depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

•     changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

The most directly comparable financial measure presented in accordance with GAAP to EBITDA and Adjusted EBITDA is net loss. We are unable to reconcile the forward-looking statements of EBITDA and Adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.